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                                   EXHIBIT 21

                         SUBSIDIARIES OF ALLERGAN, INC.
                             A DELAWARE CORPORATION
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                                                           PLACE OF INCORPORATION
NAME OF SUBSIDIARY                                         OR ORGANIZATION
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
Allergan-Loa S.A.I.C. y F.                                 Argentina
Allergan S.A.I.C. y F.                                     Argentina
Lorsen S.A.                                                Argentina
Allergan Australia Pty. Limited                            Australia
Allergan Holdings Pty. Limited                             Australia
Amawind Pty. Limited                                       Australia
Pacific Eye Care Pty. Limited                              Australia
Allergan Warenvertriebsgesellschaft mbH                    Austria
Allergan N.V.                                              Belgium
Optical Micro Systems Europe N.V.                          Belgium
Allergan-Lok Produtos Farmaceuticos Ltda.                  Brazil
Allergan Inc.                                              Canada
Allergan Laboratorios Limitada                             Chile
Allergan Pharmaceutical (Hangzhou) Co. Ltd.                China
Allergan de Colombia S.A.                                  Colombia
Allergan ApS                                               Denmark
Allergan France S.A.                                       France
Allergan Optical GmbH                                      Germany
Pharm-Allergan GmbH                                        Germany
Allergan Asia Limited                                      Hong Kong
Allergan Botox Limited                                     Ireland
Allergan Ireland (Sales) Limited                           Ireland
CrownPharma Limited                                        Ireland
Allergan S.p.A. (Intl. Toric Lens merged into SpA)         Italy
Allergan K.K.                                              Japan
Barnes-Hind Co., Ltd.                                      Japan
Santen Allergan Corporation                                Japan
Allergan Korea Ltd.                                        Korea
Allergan Afrasia Limited                                   Malta
Allergan S.A. de C.V.                                      Mexico
Laboratoires Allergan Dulcis S.A.M.                        Monaco
Pharmac, S.A.M.                                            Monaco
Allergan B.V.                                              Netherlands
Allergan New Zealand Limited                               New Zealand
Allergan AS                                                Norway
Allergan Pakistan (Private) Limited                        Pakistan
Allergan Inter America, S.A.                               Panama
Allergan Pharmaceuticals (Ireland) Ltd., Inc.              Panama
Allergan Pte., Ltd.                                        Singapore
Allergan South Africa (Proprietary) Limited                South Africa
Allergan Pharmaceuticals (Proprietary) Limited             South Africa
Allergan, S.A.                                             Spain
Allergan Norden AB                                         Sweden
Allergan AG                                                Switzerland
Allergan Optik Mamulleri Sanayi Ve Ticaret Limited         Turkey
Allergan Farnborough Limited                               United Kingdom
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
Allergan Holdings Limited                                  United Kingdom
Allergan Limited                                           United Kingdom
Allergan Elite, Inc.                                       United States/CA
Allergan Sales, Inc.(formerly Allergan Medical Optics)     United States/CA
Allergan Services, Inc.                                    United States/CA
AMO Puerto Rico, Inc. (formerly Allergan America)          United States/CA
Herbert Laboratories                                       United States/CA
Allergan America, Inc. (formerly Allergan Caribe, Inc.)    United States/DE
Allergan General, Inc.                                     United States/DE
Allergan Holdings, Inc.                                    United States/DE
Allergan Optical Inc.                                      United States/DE
Allergan Puerto Rico, Inc.                                 United States/DE
Allergan Retinoid Corporation                              United States/DE
Pacific I Limited, Inc.                                    United States/DE
AMO Holdings, Inc.                                         United States/DE
Optical Micro Systems, Inc..                               United States/DE
Pacific General, Inc.                                      United States/DE
Pacific Vision Limited, Inc.                               United States/DE
Allergan International Limited                             U.S. Virgin Islands
Allergan de Venezuela, S.A.                                Venezuela
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